Hims & Hers Health, Inc. Reports Second Quarter 2025 Financial Results

Revenue of $544.8 million, up 73% year-over-year in Q2 2025

Net income of $42.5 million; Adjusted EBITDA of $82.2 million in Q2 2025

Subscribers grew to over 2.4 million, up 31% year-over-year in Q2 2025

Affirms full year 2025 revenue guidance of $2.3 billion to $2.4 billion and Adjusted EBITDA guidance of $295 million to $335 million

SAN FRANCISCO, August 4, 2025 – Hims & Hers Health, Inc. (“Hims & Hers” or the “Company”, NYSE: HIMS), the leading health and wellness platform, today announced financial results for the second quarter ended June 30, 2025, in a shareholder letter that is posted at investors.hims.com.

“It’s never been more clear that we are delivering exactly what millions of people have been waiting for: access to personalized, high-quality care that meets people where they are. From the momentum of our business to the results our customers are achieving, we are more confident than ever that our model is helping people optimize their health and realize the benefits of precision medicine,” said Andrew Dudum, co-founder and CEO. “We believe we’re entering an exciting period of growth where we’ll enter new, high-impact specialties that bring millions of people in need of care into the market. We expect this broadening offering will transform our platform from a place where customers come to solve a single issue, to one where customers can proactively manage their overall health.”

Yemi Okupe, CFO, stated, “We’re seeing consistent growth across our business as we continue to democratize access to precision care. In the second quarter, revenue grew 73% and Adjusted EBITDA more than doubled relative to the prior year; both were driven by robust growth in Subscribers utilizing personalized treatment plans. As we move into the second half of 2025, our focus is on investing in capabilities that will deepen the value customers can access on our platform. This includes plans to strengthen the personalization infrastructure in our pharmacies, to expand lab testing capabilities to further tailor care, and to grow our international presence in key markets.”

Key Business Metrics
(In Thousands, Except for Monthly Online Revenue per Average Subscriber, Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Subscribers (end of period)	2,439	1,864	31%	2,439	1,864	31%
Monthly Online Revenue per Average Subscriber	$74	$57	30%	$79	$56	41%

Revenue
(In Thousands, Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Online Revenue	$536,880	$306,843	75%	$1,113,241	$574,604	94%
Wholesale Revenue	7,953	8,805	(10)%	17,602	19,215	(8)%
Total revenue	$544,833	$315,648	73%	$1,130,843	$593,819	90%

Second Quarter 2025 Financial Highlights
•Revenue was $544.8 million for the second quarter of 2025 compared to $315.6 million for the second quarter of 2024, an increase of 73% year-over-year.
•Gross margin was 76% for the second quarter of 2025 compared to 81% for the second quarter of 2024.
•Net income was $42.5 million for the second quarter of 2025 compared to $13.3 million for the second quarter of 2024.
•Adjusted EBITDA was $82.2 million for the second quarter of 2025 compared to $39.3 million for the second quarter of 2024.
•Net cash used in operating activities was $(19.1) million for the second quarter of 2025 compared to net cash provided by operating activities of $53.6 million for the second quarter of 2024.
•Free Cash Flow was $(69.4) million for the second quarter of 2025 compared to $47.6 million for the second quarter of 2024.

Reconciliations of Adjusted EBITDA and Free Cash Flow, non-GAAP measures, to net income and net cash (used in) provided by operating activities, respectively, their most comparable financial measures under generally accepted accounting principles in the United States (“U.S. GAAP”), have been provided in this press release in the accompanying tables. Additional information about Adjusted EBITDA and Free Cash Flow is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Hims & Hers is providing the following guidance:

For the third quarter 2025, we expect:
•Revenue of $570 million to $590 million.
•Adjusted EBITDA of $60 million to $70 million, reflecting an Adjusted EBITDA margin of 11% to 12%.

For the full year 2025, we expect:
•Revenue of $2.3 billion to $2.4 billion.
•Adjusted EBITDA of $295 million to $335 million, reflecting an Adjusted EBITDA margin of 13% to 14%.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Cautionary Note Regarding Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have relied upon the exception in Item 10(e)(1)(i)(B) of Regulation S-K and have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income or loss, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income or loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call

Hims & Hers will host a conference call to review the second quarter 2025 results on August 4, 2025, at 5:00 p.m. ET. The conference call can be accessed by dialing +1 (888) 510-2630 for U.S. participants and +1 (646) 960-0137 for international participants, and referencing conference ID #1704296. A live audio webcast will be available online at investors.hims.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at the same link.

About Hims & Hers Health, Inc.

Hims & Hers is the leading health and wellness platform on a mission to help the world feel great through the power of better health.

We believe how you feel in your body and mind transforms how you show up in life. That’s why we’re building a future where nothing stands in the way of harnessing this power. Hims & Hers normalizes health & wellness challenges—and innovates on their solutions—to make feeling happy and healthy easy to achieve. No two people are the same, so the Company provides access to personalized care designed for results.

For more information, please visit investors.hims.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believe,” “estimate,” “anticipate,” “expect,” “assume,” “imply,” “intend,” “plan,” “may,” “will,” “potential,” “project,” “predict,” “continue,” “could,” “confident,” “confidence,” or “should,” or, in each case, their plural, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial outlook and guidance, including our mission to drive top-line growth and profitability and our ability to attain our financial and operational targets; our expected future financial and business performance, including with respect to the Hims & Hers platform, our marketing campaigns, investments in innovation, the solutions accessible on our platform, and our infrastructure, and the underlying assumptions with respect to the foregoing; statements relating to events and trends relevant to us, including with respect to our regulatory environment, financial condition, results of operations, short- and long-term business operations, objectives, and financial needs; expectations regarding our mobile applications, market acceptance, user experience, customer retention, brand development, our ability to invest and generate a return on any such investment, customer acquisition costs, operating efficiencies and leverage (including our fulfillment capabilities), the effect of any pricing decisions, changes in our product or offering mix, the timing and market acceptance of any new products or offerings, the timing and anticipated effect of any pending or recently completed acquisitions, the success of our business model, our market opportunity, our ability to scale our business and expand internationally, the growth of certain of our specialties, our ability to innovate on and expand the scope of our offerings and experiences, including through the use of data analytics and artificial intelligence, our ability to reinvest into the customer experience, our ability to comply with the extensive, complex and evolving legal and regulatory requirements applicable to our business, including without limitation state and federal healthcare, privacy and consumer protection laws and regulations, and the effect or outcome of litigation or governmental actions in relation to any such legal and regulatory requirements. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the “Risk Factors” section of each of our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and any of our subsequent filings with the Securities and Exchange Commission (the “Commission”).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation (and expressly disclaim any obligation) to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described in the “Risk Factors” section of each of our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and any of our subsequent filings with the Commission may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the Commission, including our most recently filed Annual Report on Form 10-K, our most recently filed Quarterly Report on Form 10-Q, and any of our subsequent filings with the Commission. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in such reports, those results or developments may not be indicative of results or developments in subsequent periods.

Key Business Metrics

“Online Revenue” represents the sales of products and services on our platform, net of refunds, credits, and chargebacks, and includes revenue recognition adjustments recorded pursuant to U.S. GAAP, primarily relating to deferred revenue and returns reserve. Online Revenue is generated by selling directly to consumers through our websites and mobile applications. Our Online Revenue consists of products and services purchased by customers directly through our online platform. The majority of our Online Revenue is subscription-based, where customers agree to be billed on a recurring basis to have products and services automatically delivered to them.

“Wholesale Revenue” represents non-prescription product sales to retailers through wholesale purchasing agreements. Wholesale Revenue also includes non-prescription product sales to third-party platforms through consignment arrangements. In addition to being revenue generative and profitable, wholesale partnerships and consignment arrangements have the added benefit of generating brand awareness with new customers in physical environments and on third-party platforms.

“Subscribers” are customers who have one or more “Subscriptions” pursuant to which they have agreed to be automatically billed on a recurring basis at a defined cadence. The Subscription billing cadence is typically defined as a number of days (for example, billed every 30 days or every 90 days), which are excluded from our reporting when payment has not occurred at the contracted billing cadence. Subscribers can cancel or snooze Subscriptions in between billing periods to stop receiving additional products and/or services and can reactivate Subscriptions to continue receiving additional products and/or services.

“Monthly Online Revenue per Average Subscriber” is defined as Online Revenue divided by “Average Subscribers”, which amount is then further divided by the number of months in a period. “Average Subscribers” are calculated as the sum of the Subscribers at the beginning and end of a given period divided by 2.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data, Unaudited)

	June 30, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents	$1,124,582	$220,584
Short-term investments	20,033	79,667
Inventory	141,800	64,427
Prepaid expenses and other current assets	69,151	31,153
Total current assets	1,355,566	395,831
Restricted cash	368	856
Goodwill	117,753	112,728
Property, equipment, and software, net	205,480	82,083
Intangible assets, net	40,657	43,410
Operating lease right-of-use assets	71,661	10,881
Deferred tax assets, net	84,229	61,603
Other long-term assets	1,868	147
Total assets	$1,877,582	$707,539
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$105,009	$91,180
Accrued liabilities	65,671	53,013
Deferred revenue	98,417	75,285
Operating lease liabilities	3,135	1,889
Total current liabilities	272,232	221,367
Convertible senior notes, net	969,467	—
Operating lease liabilities	71,786	9,456
Other long-term liabilities	1,401	—
Total liabilities	1,314,886	230,823
Commitments and contingencies
Stockholders' equity:
Common stock – Class A shares, par value $0.0001, 2,750,000,000 shares authorized and 217,381,434 and 212,459,586 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively; Class V shares, par value $0.0001, 10,000,000 shares authorized and 8,377,623 shares issued and outstanding as of June 30, 2025 and December 31, 2024	23	22
Additional paid-in capital	711,998	719,155
Accumulated other comprehensive income (loss)	822	(324)
Accumulated deficit	(150,147)	(242,137)
Total stockholders' equity	562,696	476,716
Total liabilities and stockholders' equity	$1,877,582	$707,539

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In Thousands, Except Share and Per Share Data, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$544,833	$315,648	$1,130,843	$593,819
Cost of revenue	128,637	59,035	283,958	108,111
Gross profit	416,196	256,613	846,885	485,708
Gross margin %	76%	81%	75%	82%
Operating expenses:(1)
Marketing	217,862	144,922	449,097	275,475
Operations and support	66,490	41,453	129,523	80,200
Technology and development	37,848	18,654	67,762	33,978
General and administrative	67,273	40,554	115,883	75,122
Total operating expenses	389,473	245,583	762,265	464,775
Income from operations	26,723	11,030	84,620	20,933
Other income and expense, net	6,130	2,394	8,728	4,894
Income before income taxes	32,853	13,424	93,348	25,827
Benefit (provision) for income taxes	9,652	(127)	(1,358)	(1,402)
Net income	42,505	13,297	91,990	24,425
Other comprehensive income (loss)	986	(6)	1,146	(44)
Total comprehensive income	$43,491	$13,291	$93,136	$24,381

Net income per share attributable to common stockholders:
Basic	$0.19	$0.06	$0.41	$0.11
Diluted	$0.17	$0.06	$0.37	$0.11
Weighted average shares outstanding:
Basic	224,373,375	214,618,037	223,187,936	214,035,065
Diluted	256,779,292	234,791,985	251,894,929	232,583,676
______________
(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Marketing	$3,435	$2,393	$6,209	$4,297
Operations and support	4,579	2,702	7,585	4,857
Technology and development	5,247	3,195	9,292	5,400
General and administrative	22,465	15,752	37,498	28,520
Total stock-based compensation expense	$35,726	$24,042	$60,584	$43,074

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands, Unaudited)

	Six Months Ended June 30,
	2025	2024
Operating activities
Net income	$91,990	$24,425
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,741	6,644
Stock-based compensation	60,584	43,074
Net accretion on securities	(1,060)	(2,281)
Benefit for deferred taxes	(10,346)	—
Impairment of long-lived assets	—	114
Amortization of debt discount and issuance costs	1,047	—
Non-cash operating lease cost	4,594	1,221
Non-cash acquisition-related costs	2,985	—
Non-cash other	(1,315)	412
Changes in operating assets and liabilities:
Inventory	(77,373)	(18,124)
Prepaid expenses and other current assets	(38,081)	(1,430)
Other long-term assets	(10)	(47)
Accounts payable	5,146	16,156
Accrued liabilities	11,737	(24)
Deferred revenue	23,132	13,257
Operating lease liabilities	(1,798)	(1,140)
Earn-out payable	—	(2,825)
Net cash provided by operating activities	89,973	79,432
Investing activities
Purchases of investments	—	(97,539)
Maturities of investments	60,569	126,095
Investment in website development and internal-use software	(7,961)	(6,191)
Purchases of property, equipment, and intangible assets	(101,392)	(13,793)
Acquisition of business, net of cash acquired	(5,100)	—
Net cash (used in) provided by investing activities	(53,884)	8,572
Financing activities
Proceeds from issuance of convertible senior notes, net of debt discount	970,000	—
Purchases of capped calls related to convertible senior notes	(47,800)	—
Proceeds from exercise of vested stock options	6,497	16,472
Payments for taxes related to net share settlement of equity awards	(62,475)	(22,281)
Proceeds from employee stock purchase plan	2,970	1,622
Payments for debt issuance costs	(3,041)	—
Repurchases of common stock	—	(47,996)
Payments for acquisition-related earn-out consideration	—	(3,190)
Net cash provided by (used in) financing activities	866,151	(55,373)
Foreign currency effect on cash and cash equivalents	1,270	1
Increase in cash, cash equivalents, and restricted cash	903,510	32,632
Cash, cash equivalents, and restricted cash at beginning of period	221,440	97,519
Cash, cash equivalents, and restricted cash at end of period	$1,124,950	$130,151
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$1,124,582	$129,295
Restricted cash	368	856
Total cash, cash equivalents, and restricted cash	$1,124,950	$130,151
Supplemental disclosures of cash flow information
Cash paid for taxes	$23,047	$3,468
Non-cash investing and financing activities
Purchases of property and equipment included in accounts payable and accrued liabilities	$16,954	$1,256
Deferred debt issuance costs included in accounts payable and accrued liabilities	249	—
Right-of-use asset obtained in exchange for lease liability	63,434	2,174
Issuance of common stock in connection with asset acquisition	12,760	—
Common stock to be issued for asset acquisition indemnification holdback	6,380	—
Issuance of common stock for acquisition-related earn-out consideration	—	1,396

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we present Adjusted EBITDA (which is a non-GAAP financial measure), Adjusted EBITDA margin (which is a non-GAAP ratio), and Free Cash Flow (which is a non-GAAP financial measure) each as defined below. We use Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow, when taken together with the corresponding U.S. GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow is helpful to our investors as they are used by management in assessing the health of our business, our operating performance, and our liquidity.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures or ratios differently or may use other financial measures or ratios to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow as tools for comparison. Reconciliations are provided below to the most directly comparable financial measures stated in accordance with U.S. GAAP. Investors are encouraged to review our U.S. GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. “Adjusted EBITDA” is defined as net income before stock-based compensation, depreciation and amortization, acquisition and transaction-related costs (which includes (i) consideration paid for employee and nonemployee compensation with vesting requirements incurred directly as a result of acquisitions, and (ii) transaction professional services), payroll tax expense related to stock-based compensation, impairment of long-lived assets, interest income and expense, net, and income taxes. “Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by revenue.

In the second quarter of 2025, we revised our definition of Adjusted EBITDA to include payroll tax expense related to stock-based compensation, which comprises employer taxes incurred upon vesting of restricted stock units and upon exercise of nonqualified stock options. As a result of recent trends in our stock price, this amount was not considered significant for prior periods and, accordingly, prior period disclosures were not recast to conform to the current presentation.

Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted EBITDA. When evaluating our performance, you should consider Adjusted EBITDA in addition to, and not as a substitute for, other financial performance measures, including our net income and other U.S. GAAP results.

Net Income to Adjusted EBITDA Reconciliation
(In Thousands, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenue	$544,833	$315,648	$1,130,843	$593,819

Net income	42,505	13,297	91,990	24,425
Stock-based compensation	35,726	24,042	60,584	43,074
Depreciation and amortization	10,465	3,643	18,741	6,644
Acquisition and transaction-related costs	6,231	590	6,255	966
Payroll tax expense related to stock-based compensation	3,078	—	3,078	—
Impairment of long-lived assets	—	39	—	114
Interest income and expense, net	(6,117)	(2,431)	(8,713)	(4,971)
(Benefit) provision for income taxes	(9,652)	127	1,358	1,402
Adjusted EBITDA	$82,236	$39,307	$173,293	$71,654

Net income as a % of revenue	8%	4%	8%	4%
Adjusted EBITDA margin	15%	12%	15%	12%

Free Cash Flow is a key performance measure that our management uses to assess our liquidity. Because Free Cash Flow facilitates internal comparisons of our historical liquidity on a more consistent basis, we use this measure for business planning purposes. “Free Cash Flow” is defined as net cash (used in) provided by operating activities, less purchases of property, equipment, and intangible assets and investment in website development and internal-use software in investing activities.

Some of the limitations of Free Cash Flow include (i) Free Cash Flow does not represent our residual cash flow for discretionary expenditures and our non-discretionary commitments, and (ii) Free Cash Flow includes capital expenditures, the benefits of which may be realized in periods subsequent to those in which the expenditures took place. In evaluating Free Cash Flow, you should be aware that in the future we will have cash outflows similar to the adjustments in this presentation. Our presentation of Free Cash Flow should not be construed as an inference that our future results will be unaffected by these cash outflows or any unusual or non-recurring items. When evaluating our performance, you should consider Free Cash Flow in addition to, and not as a substitute for, other financial performance measures, including our net cash (used in) provided by operating activities and other U.S. GAAP results.

Net Cash (Used In) Provided By Operating Activities to Free Cash Flow Reconciliation
(In Thousands, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash (used in) provided by operating activities	$(19,117)	$53,594	$89,973	$79,432
Less: purchases of property, equipment, and intangible assets in investing activities	(46,065)	(3,212)	(101,392)	(13,793)
Less: investment in website development and internal-use software in investing activities	(4,250)	(2,814)	(7,961)	(6,191)
Free Cash Flow	$(69,432)	$47,568	$(19,380)	$59,448

Contacts:
Investor Relations
Bill Newby
Investors@forhims.com

Media Relations
Abby Reisinger-Moley
Press@forhims.com